UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175
San Mateo, CA 94404
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.  Change in Registrant’s Certifying Accountants

(a) Dismissal of Independent Registered Public Accounting Firm

On October 2, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of AcelRx Pharmaceuticals, Inc. (the “Company”) approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective immediately. On October 2, 2023, Withum was informed of such dismissal.

Withum’s audit report on the Company’s financial statements for the fiscal year ended December 31, 2022, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following: the report included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern as result of its recurring operating losses and negative operating cash flows. Withum’s audit report on the Company’s financial statements for the year ended December 31, 2021, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through October 2, 2023: (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the following material weakness in the Company’s internal control over financial reporting which existed during the Company’s fiscal year ended December 31, 2022 and the subsequent interim period through March 31, 2023, as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, respectively: the review procedures related to the technical accounting review and analysis over earnings per share calculations were insufficient to prevent or detect errors in the calculation. The Company remediated the material weakness as of June 30, 2023.

The Company provided Withum with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested Withum to furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter dated October 5, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 2, 2023, the Audit Committee approved the engagement of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021 and through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with BPM regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 8.01. Other Information

As a result of the change in the Company’s certifying accountant described in Item 4.01 above, the Company will no longer seek stockholder ratification of the appointment of Withum as its independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”), as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on August 28, 2023, for the Company’s Annual Meeting of Stockholders to be held on October 10, 2023 (the “Annual Meeting”). The Company has withdrawn Proposal 2 and it will not be considered or voted upon at the Annual Meeting. Furthermore, the Company does not intend to submit a new proposal for stockholder ratification with respect to the appointment of BPM as its independent registered public accounting firm for the fiscal year ending December 31, 2023. In conjunction with the Company’s 2024 Annual Meeting of Stockholders, the Company intends to submit a proposal requesting that stockholders ratify the appointment of BPM as its independent registered public accounting firm for the fiscal year ending December 31, 2024.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter of WithumSmith+Brown, PC, dated October 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2023	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer